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                                    EXHIBIT 5




                               Page 52 of 55 pages


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                      BERKOWITZ, LEFKOVITS, ISOM & KUSHNER
                           A Professional Corporation
                              1600 SouthTrust Tower
                              Birmingham, AL 35203
                                 (205) 328-0480

                                  June 10, 1998

Board of Directors
Atrion Corporation

Gentlemen:

We have acted as counsel to Atrion Corporation, a Delaware corporation (the "Company"), in connection with the registration by the Company of 500,000 shares of common stock, par value $0.10 per share (the "Shares"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, relating to the Atrion Corporation 1997 Stock Incentive Plan (the "Plan"). This opinion is being delivered to you pursuant to item 601(b)(5) of Regulation S-K promulgated by the Securities and Exchange Commission. In so acting, we have examined the Registration Statement, together with originals or copies of such corporate records, agreements, documents and other instruments, and of certificates or comparable documents of public officials and of officers or other representatives of the Company, and we have made such inquiry of such officers and representatives, as we have deemed relevant and necessary for the purposes of the opinion set forth herein.

Based upon the foregoing, we are of the opinion that the Shares which are the subject of the Registration Statement have been duly authorized and, when sold in accordance with the Plan and the related Award Agreements entered into in connection therewith, will be validly issued, fully paid and non-assessable shares of common stock of the Company.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

This opinion is being rendered solely for the purpose described above and is not to be used or relied upon by any other person and, except as provided in the preceding paragraph, may not be disclosed, quoted, filed with any governmental agency or otherwise referred to without our written consent.

Very truly yours,

/s/  BERKOWITZ, LEFKOVITS, ISOM & KUSHNER
         A Professional Corporation


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